SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                            FORM 8-K


                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date  of  report (Date of earliest event reported)   December 22, 1995
                                                  _______________________


                            XCL LTD.
     (Exact Name of Registrant as Specified in Its Charter)


                            Delaware
         (State or other Jurisdiction of Incorporation)


     1-10669                                   51-0305643
(Commission File Number)                    (I.R.S. Employer
                                          Identification Number)


                      110 Rue Jean Lafitte
                   Lafayette, Louisiana 70508
            (Address of Principal Executive Offices)


                          318-237-0325
      (Registrant's Telephone Number, Including Area Code)









Item 5.     Other Events.

      On December 22, 1995, the Company sold in an unregistered offering in compliance with Regulation S under the Securities Act of 1933, as amended, through Rauscher Pierce & Clark, Inc., and its wholly-owned subsidiary, Rauscher Pierce & Clark Ltd., as the Placement Agent, 116 Units, at a purchase price of $18,000 per Unit, each Unit comprised of 60,000 shares of Common Stock and a five-year Warrant to purchase 60,000 shares of Common Stock, at an exercise price of $.50 per share, subject to customary anti-dilution adjustments. The Company received approximately $1.8 million net, after deduction of commissions, legal fees and other offering costs and expenses. Proceeds of the offering will be used for general working capital purposes.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XCL LTD.

     January 17, 1996                      /s/ David A. Melman
_________________________           By:_______________________________
             Date                              David A. Melman
                                          Executive Vice President